                                                                     EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             ISLAND RESOURCES, INC.

                                                        STATE OF NEW YORK
                                                       DEPARTMENT OF STATE

                                                   FILED DEC 6 - 1983

                                                   AMT. OF CHECK  $95
                                                                 ---------------
                                                   FILING FEE     $60
                                                              ------------------
                                                   TAX  $35
                                                       -------------------------
                                                   COUNTY FEE  $
                                                              ------------------
                                                   COPY   $
                                                        ------------------------
                                                   CERT   $
                                                        ------------------------
                                                   REFUND  $
                                                         -----------------------
                                                   SPEC HANDLE  $
                                                              ------------------

                                                   BY: /s/ [Signature Illegible]
                                                      --------------------------
                                                              Queens

                            CERTIFICATE OF AMENDMENT
                      OF THE CERTIFICATE OF INCORPORATION
                                       OF
                             ISLAND RESOURCES, INC.
                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW
                     --------------------------------------

          The undersigned, being the President and Secretary of ISLAND RESOURCES, INC., hereby certify that:

          (1) The name of the corporation is ISLAND RESOURCES, INC. and the name of the corporation under which it was formed was PROGRAMMED BOOKKEEPING SYSTEMS, INC.

          (2) The certificate of incorporation of the corporation was originally filed on February 18, 1969 under the name of PROGRAMMED BOOKKEEPING SYSTEMS, INC. An amended certificate was filed May 19, 1969 to provide a new purpose clause and to provide shares of new common stock par value $0.01 per share in place of the existing no par value stock and to increase the number of authorized shares from 200 to 3,000,000 shares.

          (3) The amendment of the Certificate of Incorporation effected by this Certificate of Amendment is as follows:

               (a) The number of authorized shares of common stock with a par value of $0.01 per share is increased from 3,000,000 shares to 10,000,000 shares.

          (4) To accomplish the foregoing, the first paragraph of Article 4 of Certificate of Incorporation as amended on May 19, 1969 is changed to read:

     The aggregate number of shares which the corporation shall have authority to issue is:

          10,000,000 shares of voting common stock each of one cent par value. The holders of voting common stock of $0.01 par value of the Corporation shall not have preemptive rights.

     5. The aforesaid amendment to the Certificate of Incorporation was authorized by the vote of the holders of the majority of all the outstanding stock entitled to vote thereon at the annual meeting of shareholders duly called and held on October 28, 1983.

     IN WITNESS WHEREOF, the undersigned have hereunto signed this certificate this 10th day of November, 1983 and affirm the truth of the statements made therein under the penalty of perjury.

                                     /s/ MICHAEL J. HANNAN
                                     -------------------------------------------
                                     MICHAEL J. HANNAN, President

                                     /s/ RICHARD A. JOEL
                                     -------------------------------------------
                                     RICHARD A. JOEL, Secretary

                                 VERIFICATION


STATE OF NEW YORK      )
                       )  ss:
COUNTY OF WESTCHESTER  )


     MICHAEL J. HANNAN, being duly sworn, deposes and says, that he is the President of Island Resources, Inc., the corporation name in and described in the foregoing certificate. That he has read the foregoing certificate and knows the contents thereof, and that the same is true of his own knowledge, except as to the matters therein stated to be alleged upon information and belief, and as to those matters he believes it to be true.


                                                 /s/ KAREN J. STROHLEIN
                                                        [ILLEGIBLE]
                                        ----------------------------------------
Sworn to before me this                              KAREN J. STROHLEIN
10th day of November, 1983.                   Notary Public, State of New York
                                                        [ILLEGIBLE]


STATE OF NEW YORK      )
                       )  ss:
COUNTY OF WESTCHESTER  )


     RICHARD A. JOEL, being duly sworn, deposes and says, that he is the Secretary of Island Resources, Inc., the corporation name in and described in the foregoing certificate. That he has read the foregoing certificate and knows the contents thereof, and that the same is true of his own knowledge, except as to the matters therein stated to be alleged upon information and belief, and as to those matters he believes it to be true.


                                                /s/  KAREN J. STROHLEIN
                                                        [ILLEGIBLE]
                                        ----------------------------------------
Sworn to before me this                              KAREN J. STROHLEIN
10th day of November, 1983.                   Notary Public, State of New York
                                                        [ILLEGIBLE]



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